UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 8, 2022

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13341	94-3171940
(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

650-244-4990

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	TTNP	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On July 8, 2022,Titan Pharmaceuticals, Inc. (the “Company” or “Titan”) received a letter (the “Letter”) from Activist Investing LLC (“Activist”) requesting that Titan’s board of directors (the “Board”) call a special meeting of the Company’s stockholders (the “Special Meeting”) in order for stockholders to consider and vote upon the following two proposals (the “Proposals”):

•	An increase in the size of the Board by six (6) members from five (5) members to eleven (11) members in total; and

•	The election of Activist’s slate of six nominees to serve as directors to fill the vacancies left by the foregoing increase.

According to the Letter and a Schedule 13D/A filed by Activist and David Lazar (collectively, the “Requesting Stockholder”), the Requesting Stockholder owns 25.2% of the Company’s outstanding common stock and is making the request in accordance with Article II, Section 5 of the Company’s Bylaws, as amended.

On July 8, 2022, the Board met to consider the Letter and the Proposals and determined that it would not object to the presentation of the Proposals at the Special Meeting and that Titan would not be contesting Activist’s solicitation or soliciting proxies in connection with such meeting. In addition, in accordance with the request set forth in the Letter, the Board has set the record date for the Special Meeting as July 22, 2022 with the Special Meeting to be held on August 2, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2022	TITAN PHARMACEUTICALS, INC.

	By:	/s/ Kate Beebe DeVarney
Name: Kate Beebe DeVarney, Ph.D.
Title: Chief Operating Officer and President

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